Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR THE FOURTH fiscal quarter AND YEAR ENDED June 30, 2019

Reports record annual results with revenues of $890.5 Million, up $48.1 million or 5.7%;

Net revenues of $230.1 million, up $30.0 million or 15.0%; and

Adjusted EBITDA of $40.8 million, up $11.6 million or 39.7%

BELLEVUE, WA September 12, 2019 – Radiant Logistics, Inc. (NYSE American: RLGT), a third-party logistics and multimodal transportation services company, today reported financial results for the three and twelve months ended June 30, 2019.

Fiscal Year Financial Highlights (Year Ended June 30, 2019)

•	Revenues increased to a record $890.5 million for the fiscal year ended June 30, 2019, up $48.1 million or 5.7%, compared to revenues of $842.4 million for the comparable prior year period.
•	Net revenues increased to a record $230.1 million for the fiscal year ended June 30, 2019, up $30.0 million or 15.0%, compared to net revenues of $200.1 million for the comparable prior year period.
•

Net income attributable to common stockholders increased to $13.7 million, or $0.28 per basic and $0.27 per fully diluted share, compared to net income attributable to common stockholders of $8.1 million, or $0.17 per basic and $0.16 per fully diluted share for the comparable prior year period.

•

Adjusted net income attributable to common stockholders, a non-GAAP financial measure, increased to a record $26.6 million, or $0.54 per basic and $0.52 per fully diluted share for the fiscal year ended June 30, 2019, compared to adjusted net income attributable to common stockholders of $14.8 million, or $0.30 per basic and $0.29 per fully diluted share for the comparable prior year period. Adjusted net income attributable to common stockholders is calculated by applying a normalized tax rate of 24.5% for the year ended June 30, 2019 and 31.0% for the comparable prior year period and excluding other items not considered part of regular operating activities.

•

Adjusted EBITDA increased to a record $40.8 million for the fiscal year ended June 30, 2019, up $11.6 million or 39.7%, compared to adjusted EBITDA of $29.2 million for the comparable prior year period.

•

Adjusted EBITDA margin (expressed as a function of net revenues) increased 310 basis points to a record 17.7% for the fiscal year ended June 30, 2019, compared to Adjusted EBITDA margin of 14.6% for the comparable prior year period.

CEO Comments

“We are very pleased to report another year of solid financial results for fiscal 2019”, said Bohn Crain, Founder and CEO. “We set new records across several key financial metrics including record revenues of $890.5 million, up $48.1 million or 5.7%, record net revenues of $230.1 million up $30.0 million or 15.0%, record net income attributable to common stockholders of $13.7 million, up $5.6 million or 69.1%, record adjusted net income attributable to common stockholders of $26.6 million, up $11.8 million or 79.7%, and record  Adjusted EBITDA of $40.8 million, up $11.6 million or 39.7%.  In addition, we also set a new record in terms of our Adjusted EBITDA margins increased 310 basis points to 17.7% up from 14.6% over the comparable prior year period. As we have previously discussed, our incremental cost of supporting that next dollar of gross margin is very small and we are very excited about our opportunity to drive further expansion in our Adjusted EBITDA margins as we continue to scale the business and leverage the benefits of our on-going technology investments.

In the U.S., for our fiscal year ended June 30, 2019 we reported revenues of $779.7 million, up $44.3 million or 6.0% and net revenues of $198.1 million, up $23.4 million or 13.4% over the comparable prior year period. U.S. transportation net revenues of $193.8 million were up $21.9 million or 12.7% from the comparable prior year period. U.S. value added services net revenues of $4.3 million were up $1.5 million or 53.6%. In Canada we reported revenues of $111.3 million, up $3.0 million or 2.8% and net revenues of $32.0 million, up $6.6 million or 26.0% over the comparable prior year period. Canada’s transportation net revenues of $19.7 million were up $2.8 million or 16.6% from the comparable prior year period. Canada’s value added services net revenues of $12.3 million were up $3.8 million or 44.7%.”

Crain continued: “We are also pleased with our results for the fourth fiscal quarter ended June 30, 2019 given what was generally recognized as a softer freight environment,” said Bohn Crain, Founder and CEO, “Although we saw a reduction in revenues during the quarter, the economic impact to the company was generally off-set by improving net revenue margins, up 354 basis points, and a reduction of $1.2 million in operating partner commissions, which resulted in Adjusted EBITDA of $11.0 million, up $1.1 million or 11.1% over the comparable prior year period on relatively flat net revenues. In addition, we also saw improvement in our Adjusted

EBITDA margins, which increased 189 basis points to a record 18.8% from 16.9% for the comparable prior year period. In addition, we also reported net income attributable to common stockholders of $4.5 million, up $0.2 million and adjusted net income attributable to common shareholders of $7.5 million, up $1.8 million or 31.6% for the comparable prior year period.

The business also continues to deliver strong cashflows generating $6.3 million in cash from operations from the three months ended June 30, 2019 and generating $39.8 million in cash from operations for the year ended June 30, 2019.

Having retired the $21.0 million preferred stock last December, we continue to pay down debt and as of the quarter ended June 30, 2019 we had approximately $13.8 million drawn on the Company’s $75.0 million credit facility and total net debt of approximately $31.2 million, less than one times our trailing twelve month adjusted EBITDA of $40.8 million.

Our now more than 10-year first market advantage in executing our multi-brand strategy in consolidating agent-based forwarding networks, ongoing investment in technology and low leverage on our balance sheet puts us in a unique position to support further consolidation in the marketplace. We are patiently persistent in the pursuit of this long-term vision which we believe, over time, will deliver meaningful value for shareholders, our operating partners and the end customers that we serve.”

Fourth Fiscal Quarter Ended June 30, 2019 – Financial Results

For the three months ended June 30, 2019, Radiant reported net income attributable to common stockholders of $4.5 million on $204.6 million of revenues, or $0.09 per basic and fully diluted share. For the three months ended June 30, 2018, Radiant reported net income attributable to common stockholders of $4.3 million on $233.8 million of revenues, or $0.09 per basic and fully diluted share.

For the three months ended June 30, 2019, Radiant reported adjusted net income attributable to common stockholders of $7.5 million, or $0.15 per basic and fully diluted share. For the three months ended June 30, 2018, Radiant reported adjusted net income attributable to common stockholders of $5.7  million, or $0.11 per basic and fully diluted share.

For the three months ended June 30, 2019, Radiant reported Adjusted EBITDA of $11.0 million, compared to $9.9 million for the comparable prior year period.

Year Ended June 30, 2019 – Financial Results

For the twelve months ended June 30, 2019, Radiant reporting net income attributable to common stockholders of $13.7 million (including a charge of $1.7 million related to the redemption of the Company’s preferred stock) on $890.5 million of revenues, or $0.28 per basic and $0.27 per fully diluted share. For the twelve months ended June 30, 2018, Radiant reported net income attributable to common stockholders of $8.1 million on $842.4 million of revenues, or $0.17 per basic and $0.16 per fully diluted share.

For the twelve months ended June 30, 2019, Radiant reported adjusted net income attributable to common stockholders of $26.6 million, or $0.54 per basic and $0.52 per fully diluted share. For the twelve months ended June 30, 2018, Radiant reported adjusted net income attributable to common stockholders of $14.8 million or $0.30 per basic and $0.29 per fully diluted share.

For the twelve months ended June 30, 2019, Radiant reported Adjusted EBITDA of $40.8 million, compared to $29.2 million for the comparable prior year period.

Earnings Call and Webcast Access Information

Radiant Logistics, Inc. will host a conference call on Thursday, September 12, 2019 at 4:30 PM Eastern to discuss the contents of this release. The conference call is open to all interested parties, including individual investors and press. Bohn Crain, Founder and CEO will host the call.

Conference Call Details

DATE/TIME:	Thursday, September 12, 2019 at 4:30 PM Eastern
DIAL-IN	US (844) 602-0380; Intl. (862) 298-0970
REPLAY	September 13, 2019 at 9:30 AM Eastern to September 26, 2019 at 4:30 PM Eastern, US (877) 481-4010;
Intl. (919) 882-2331 (Replay ID number: 53596)

Webcast Details

This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com or at https://www.investornetwork.com/event/presentation/53596.

About Radiant Logistics (NYSE American: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a third-party logistics and multimodal transportation services company delivering advanced supply chain solutions through a network of company-owned and strategic operating partner locations across North America. Through its comprehensive service offering, Radiant provides domestic and international freight forwarding services, truck and rail brokerage services and other value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing to a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management's expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to: trends in the domestic and global economy; our ability to attract new and retain existing agency relationships; acquisitions and integration of acquired entities; availability of capital to support our acquisition strategy; our ability to maintain and improve back office infrastructure and transportation and accounting information systems in a manner sufficient to service our revenues and network of operating locations; the ability of the Wheels operation to maintain and grow its revenues and operating margins in a manner consistent with recent operating results and trends; our ability to maintain positive relationships with our third-party transportation providers, suppliers and customers; outcomes of legal proceedings; competition; management of growth; potential fluctuations in operating results; and government regulation. More information about factors that potentially could affect our financial results is included Radiant Logistics, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

# # #

Investor Contact: Radiant Logistics, Inc. Todd Macomber (425) 943-4541 tmacomber@radiantdelivers.com	Media Contact: Radiant Logistics, Inc. Jennifer Deenihan (425) 462-1094 jdeenihan@radiantdelivers.com

RADIANT LOGISTICS, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)	June 30,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$5,420	$6,992
Accounts receivable, net of allowance of $1,887 and $1,703, respectively	93,123	137,578
Contract assets	17,777	—
Income tax receivable	506	2,105
Prepaid expenses and other current assets	8,066	6,599
Total current assets	124,892	153,274

Technology and equipment, net	20,127	18,566

Goodwill	65,389	65,389
Intangible assets, net	55,742	65,264
Deposits and other assets	1,560	2,945
Total other long-term assets	122,691	133,598
Total assets	$267,710	$305,438

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$74,097	$90,153
Operating partner commissions payable	12,891	14,322
Accrued expenses	6,224	5,404
Current portion of notes payable	4,088	3,726
Current portion of contingent consideration	375	960
Current portion of transition and lease termination liability	215	1,385
Other current liabilities	532	295
Total current liabilities	98,422	116,245

Notes payable, net of current portion	32,500	43,197
Contingent consideration, net of current portion	—	1,615
Transition and lease termination liability, net of current portion	47	—
Deferred rent liability	862	1,020
Deferred income taxes	7,838	8,665
Other long-term liabilities	761	1,082
Total long-term liabilities	42,008	55,579
Total liabilities	140,430	171,824

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; nil and 839,200 shares issued and outstanding, respectively	—	1
Common stock, $0.001 par value, 100,000,000 shares authorized; 49,678,262 and 49,511,907 shares issued, and 49,586,464 and 49,420,109 shares outstanding, respectively	31	31
Additional paid-in capital	100,186	117,968
Treasury stock, at cost, 91,798 shares	(253)	(253)
Retained earnings	26,883	15,539
Accumulated other comprehensive income	187	186
Total Radiant Logistics, Inc. stockholders’ equity	127,034	133,472
Non-controlling interest	246	142
Total equity	127,280	133,614
Total liabilities and equity	$267,710	$305,438

RADIANT LOGISTICS, INC.

Condensed Consolidated Statements of Comprehensive Income

(In thousands, except share and per share data)	Three Months Ended June 30,		Year Ended June 30,
	2019	2018	2019	2018
Revenues	$204,648	$233,805	$890,517	$842,417

Operating expenses:
Cost of transportation and other services	146,123	175,223	660,416	642,272
Operating partner commissions	26,245	27,430	102,553	88,844
Personnel costs	15,119	14,993	60,375	58,566
Selling, general and administrative expenses	7,005	6,914	28,463	26,165
Depreciation and amortization	3,914	3,606	15,209	14,389
Transition and lease termination costs	—	69	(11)	176
Change in fair value of contingent consideration	(25)	(1,101)	(1,207)	(1,176)
Total operating expenses	198,381	227,134	865,798	829,236

Income from operations	6,267	6,671	24,719	13,181

Other income (expense):
Interest income	13	8	50	34
Interest expense	(678)	(772)	(3,023)	(3,109)
Foreign currency transaction gains (losses)	(9)	125	160	(8)
Other	17	80	274	408
Total other expense	(657)	(559)	(2,539)	(2,675)

Income before income taxes	5,610	6,112	22,180	10,506

Income tax expense	(1,007)	(1,164)	(4,800)	(73)

Net income	4,603	4,948	17,380	10,433
Less: net income attributable to non-controlling interest	(142)	(107)	(1,034)	(245)

Net income attributable to Radiant Logistics, Inc.	4,461	4,841	16,346	10,188
Less: preferred stock dividends	—	(511)	(956)	(2,046)
Less: issuance costs for preferred stock redemption	—	—	(1,659)	—

Net income attributable to common stockholders	$4,461	$4,330	$13,731	$8,142

Other comprehensive income:
Foreign currency translation gain	(214)	270	1	121
Comprehensive income	$4,389	$5,218	$17,381	$10,554

Income per share attributable to common stockholders:
Basic	$0.09	$0.09	$0.28	$0.17
Diluted	$0.09	$0.09	$0.27	$0.16

Weighted average common shares outstanding:
Basic	49,572,399	49,368,292	49,497,007	49,239,870
Diluted	51,391,691	50,557,716	51,082,652	50,634,671

Reconciliation of Non-GAAP Measures

RADIANT LOGISTICS, INC.

Reconciliation of Total Revenues to Net Revenues, Net Income Attributable to Common Stockholders
to Adjusted Net Income, EBITDA and Adjusted EBITDA

(unaudited)

As used in this report, Net Revenues, Adjusted Net Income, EBITDA, and Adjusted EBITDA are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted Net Income, EBITDA, and Adjusted EBITDA are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income, management uses a 24.5% tax rate for the three and year ended June 30, 2019 and a 31% tax rate for the three and year ended June 30, 2018 to calculate the provision for income taxes before preferred dividend requirement to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at Adjusted Net Income, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include depreciation and amortization, income taxes, change in contingent consideration, amortization of loan fees, write-off of loan fees, impairment of acquired intangible assets, acquisition related costs, transition costs, lease termination costs, litigation costs and non-recurring costs.

We commonly refer to the term “net revenues” when commenting about our Company and the results of operations. Net revenues are a Non-GAAP measure calculated as revenues less directly related operations and expenses attributed to the Company’s services. We believe net revenues are a better measurement than are total revenues when analyzing and discussing the effectiveness of our business and is used as a portion of a key metric the Company uses to discuss its progress.

EBITDA is a non-GAAP measure of income and does not include the effects of preferred stock dividends, redemption of preferred stock, interest and taxes, and excludes the “non-cash” effects of depreciation and amortization on long-term assets. Companies have some discretion as to which elements of depreciation and amortization are excluded in the EBITDA calculation. We exclude all depreciation charges related to technology and equipment, and all amortization charges (including amortization of leasehold improvements). We then further adjust EBITDA to exclude changes in fair value of contingent consideration, expenses specifically attributable to acquisitions, transition and lease termination costs, foreign currency transaction gains and losses, extraordinary items, share-based compensation expense, litigation expenses unrelated to our core operations, MM&D start-up costs and other non-cash charges. While management considers EBITDA, and adjusted EBITDA useful in analyzing our results, it is not intended to replace any presentation included in our consolidated financial statements.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Net Revenues, Adjusted Net Income, EBITDA, and Adjusted EBITDA should not be considered in isolation or as a substitute for any of the consolidated statements of operations prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

(In thousands)	Three Months Ended June 30,		Year Ended June 30,
Net Revenues (Non-GAAP measure)	2019	2018	2019	2018
Total revenues	$204,648	$233,805	$890,517	$842,417
Cost of transportation and other services	146,123	175,223	660,416	642,272

Net revenues	$58,525	$58,582	$230,101	$200,145
Net revenues margin	28.6%	25.1%	25.8%	23.8%

(In thousands)	Three Months Ended June 30,		Year Ended June 30,
Reconciliation of GAAP net income to adjusted EBITDA	2019	2018	2019	2018
GAAP net income attributable to common stockholders	$4,461	$4,330	$13,731	$8,142
Preferred stock dividends	—	511	956	2,046
Issuance costs for preferred stock redemption	—	—	1,659	—

GAAP net income attributable to Radiant Logistics, Inc.	4,461	4,841	16,346	10,188
Income tax expense	1,007	1,164	4,800	73
Depreciation and amortization	3,914	3,606	15,209	14,389
Net interest expense	665	764	2,973	3,075

EBITDA	10,047	10,375	39,328	27,725

Share-based compensation	408	398	1,612	1,514
Change in fair value of contingent consideration	(25)	(1,101)	(1,207)	(1,176)
Acquisition related costs	223	86	316	239
Litigation costs	221	214	754	346
Non-recurring costs	128	—	128	—
Transition and lease termination costs	—	69	(11)	176
MM&D start-up costs	—	—	—	410
Foreign currency transaction loss (gain)	9	(125)	(160)	8

Adjusted EBITDA	$11,011	$9,916	$40,760	$29,242
Adjusted EBITDA as a % of Net Revenues	18.8%	16.9%	17.7%	14.6%

(In thousands, except share and per share data)	Three Months Ended June 30,		Year Ended June 30,
Reconciliation of GAAP net income to adjusted net income:	2019	2018	2019	2018
GAAP net income attributable to common stockholders	$4,461	$4,330	$13,731	$8,142
Adjustments to net income:
Income tax expense	1,007	1,164	4,800	73
Depreciation and amortization	3,914	3,606	15,209	14,389
Change in fair value of contingent consideration	(25)	(1,101)	(1,207)	(1,176)
Transition and lease termination costs	—	69	(11)	176
Acquisition related costs	223	86	316	239
Litigation costs	221	214	754	346
Non-recurring costs	128	—	128	—
Amortization of debt issuance costs	55	59	226	243
Issuance costs for preferred stock redemption	—	—	1,659	—

Adjusted net income attributable to common stockholders before income taxes	9,984	8,427	35,605	22,432

Provision for income taxes at 24.5% and 31.0% before preferred dividend requirement, respectively	(2,446)	(2,771)	(8,957)	(7,588)

Adjusted net income attributable to common stockholders	$7,538	$5,656	$26,648	$14,844

Adjusted net income per common share:
Basic	$0.15	$0.11	$0.54	$0.30
Diluted	$0.15	$0.11	$0.52	$0.29

Weighted average common shares outstanding:
Basic	49,572,399	49,368,292	49,497,007	49,239,870
Diluted	51,391,691	50,557,716	51,082,652	50,634,671